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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: May 31, 1996
                      (Date of the Earliest Event Reported)




                               HEALTHSOURCE, INC.
             (Exact name of Registrant as specified in its charter)


New Hampshire                   1-11538                    02-0387748
(State or other                 (Commission File           (I.R.S. Employer
jurisdiction of                 Number)                    Identification Number
incorporation)

          Two College Park Drive
          Hooksett, New Hampshire                                 03106
(Address of principal executive offices)                        (Zip Code)


                                  603/268-7000
              (Registrant's Telephone Number, including area code)

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Items 1-4.  Not applicable.

Item 5.     Other Events.

            On May 31, 1996, Healthsource, Inc. ("Healthsource") signed an asset purchase agreement with Chubb Life Insurance Company of America ("Chubb Life") and various of its affiliates to acquire the remaining 85% interest in ChubbHealth, Inc. ("ChubbHealth"), a 45,000 member HMO operating in the New York City and northern New Jersey areas. Healthsource will acquire the stock of ChubbHealth for an estimated purchase price of $25 million, subject to adjustments. As part of the transition process, Healthsource will continue to manage ChubbHealth's operations and to plan the conversion to Healthsource systems. Healthsource has also agreed to provide certain guaranties relating to ChubbHealth's operating results during the transition period. Chubb Life and various of its affiliates have agreed to continue to write POS products for the benefit of ChubbHealth and to provide certain MIS and other services to ChubbHealth during the transition period.

            The tranaction remains subject to the receipt of regulatory approvals and there can be no assurance as to when such approvals will be obtained.

Item 6.     Not Applicable.

Item 7.     Financial Statements and Exhibits.

            (a)  Not applicable.

            (b)  Not applicable.

            (c)  Not applicable.

Item 8.          Not applicable.






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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHSOURCE, INC.


Dated:   June 4, 1996               By: /s/ Thomas M. Congoran
                                        ---------------------------
                                            Thomas M. Congoran
                                            Chief Financial Officer













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